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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 FORM 8 - K

                               CURRENT REPORT


           Current Report Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) June 23, 1997
                                                  -------------


                              C.H. Heist Corp.
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             (Exact name of registrant as specified in charter)



  New York                          0-7907                  16-0803301
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(State or other                   (Commission              (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



810 North Belcher Road, Clearwater, Florida                     33765
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(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code  (813) 461-5656
                                                    --------------

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(Former name or former address, if changed since last report)











                              Exhibit Index: 3

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Item 2: Acquisition or Disposition of Assets

     On June 23, 1997, Ablest Service Corp. ("Ablest") a wholly owned subsidiary of C.H. Heist Corp. ("Company"), acquired the technical staffing and documentation writing service business of The Kelton Group, Inc., a North Carolina corporation, ("Kelton Group") pursuant to an Asset Purchase Agreement ("Purchase Agreement"). Ablest intends to combine the Kelton Group's business with it's recently established Tech Resource division (collectively the "Tech Resource Group").

     Pursuant to the Purchase Agreement, Ablest purchased certain assets, primarily customer and employee lists, of the Kelton Group, for $300,000 paid in cash at closing. The purchase price was determined through negotiations and is expected to be assigned primarily to the estimated value of the intangible assets acquired. Ablest used funds available to it under it's revolving line of credit to fund the $300,000 paid at closing.

     The sole shareholder of the Kelton Group has also agreed not to compete with Ablest for three years from the date of closing.



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
Item 7:   Financial Statements, Pro Forma Information and Exhibits
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(a), (b)  Separate, audited financial and pro forma statements for the Kelton
          Group are not required, as the Kelton Group does not qualify as a significant subsidiary to the Company as defined in Article 1.02 of Regulation S - X.

(c)       Exhibits                                                                     Pages


          (2)    Asset Purchase Agreement between Ablest, The Kelton Group,            A1-A21
                 Inc., and its Shareholder dated June 23, 1997.



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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   July  7, 1997




                                        C. H. Heist Corp.
                                        -----------------------------------
                                        (Registrant)





                                        /s/ Mark P. Kashmanian
                                        -----------------------------------
                                        Mark P. Kashmanian
                                        Treasurer, Chief Accounting Officer




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